UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2006

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2006, Apollo Group, Inc. (the "Company") announced via press release it intends to request a hearing before the NASDAQ Listing Qualifications Panel (the "Panel") in response to the receipt of a NASDAQ Staff Determination letter dated July 11, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because it has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006. The delay in the filing of this report is a result of the previously disclosed ongoing investigation by the Company’s Board of Directors in response to a report that questioned whether the Company has backdated four stock option grants during fiscal 2000-2004.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 13, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

July 13, 2006	By:	Kenda B. Gonzales

Name: Kenda B. Gonzales
Title: Chief Financial Officer and Treasurer

Apollo Group, Inc.

July 13, 2006	By:	Daniel E. Bachus

Name: Daniel E. Bachus
Title: Chief Accounting Officer and Controller

Apollo Group, Inc.

July 13, 2006	By:	Brian Mueller

Name: Brian Mueller
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 13, 2006